UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_____________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

_____________________

Sucampo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33609	30-0520478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 King Farm Blvd, Suite 550

Rockville, Maryland 20850

(Address of principal executive offices, including zip code)

(301) 961-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Explanatory Note

This amendment to current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K, filed by Sucampo Pharmaceuticals, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on June 6, 2017 (the “Original 8-K”). The Original 8-K reported, among other things, the final voting results of the Company’s 2017 Annual Meeting of Stockholders held on June 1, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency it will conduct future stockholder advisory votes on executive compensation (“Say-on-Pay Votes”). No other changes have been made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

As reported in the Original 8-K, the Company conducted a non-binding advisory vote on the frequency of future Say-on-Pay Votes at its 2017 Annual Meeting. The Board of Directors of the Company has considered the results of this advisory vote (which favored conducting an annual Say-on-Pay Vote) and has determined that the Company will hold future Say-on-Pay Votes annually until the occurrence of the next advisory vote on the frequency of Say-on-Pay Votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: October 23, 2017	By:	/s/ Alex Driggs
Name: Alex Driggs Title: General Counsel & Corp. Secretary